Exhibit 99.1

Wayfair Announces Fourth Quarter and Full Year 2019 Results

Q4 Net Revenue Growth of 26% Year over Year to $2.5 billion
Q4 Direct Retail Net Revenue Growth of 27% Year over Year to $2.5 billion
20.3 million Active Customers, up 34% Year over Year

BOSTON, MA — February 28, 2020 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its fourth quarter and full year ended December 31, 2019.
Fourth Quarter 2019 Financial Highlights

•	Total net revenue increased $519.5 million to $2.5 billion, up 25.8% year over year

•	Direct Retail net revenue increased $529.8 million to $2.5 billion, up 26.5% year over year

•	U.S. net revenue increased $413.1 million, up 23.9% year over year

•	International net revenue increased $106.4 million, up 37.1% year over year. International segment Net Revenue Constant Currency Growth was 37.3%

•	Gross profit was $577.4 million or 22.8% of total net revenue

•	GAAP net loss was $330.2 million

•	Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin was $(180.2) million or (7.1)%, respectively of total net revenue

•	GAAP basic and diluted net loss per share was $3.54

•	Non-GAAP Diluted Net Loss Per Share was $2.80

•	Non-GAAP Free Cash Flow was $(158.5) million

•	At the end of the fourth quarter, cash, cash equivalents, and short- and long-term investments totaled $1.1 billion
Full Year 2019 Financial Highlights

•	Total net revenue increased $2.3 billion to $9.1 billion, up 34.6% year over year

•	Direct Retail net revenue increased $2.4 billion to $9.1 billion, up 35.3% year over year

•	U.S. net revenue increased $2.0 billion, up 33.6% year over year

•	International net revenue increased $396.1 million, up 41.0% year over year. International segment Net Revenue Constant Currency Growth was 45.7%

•	Gross profit was $2.1 billion or 23.5% of total net revenue

•	GAAP net loss was $984.6 million

•	Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin was $(496.5) million or (5.4)%, respectively of total net revenue

•	Non-GAAP Diluted Net Loss Per Share was $8.03

•	Non-GAAP Free Cash Flow was $(597.7) million
“We are pleased to close out another year of significant growth with net revenue up 35% year over year in 2019, as our loyal and growing customer base continues to choose Wayfair as the preferred place to shop for home,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. “While already operating at a run rate in excess of $10 billion in annual net revenue, we have barely scratched the surface of our total addressable market and are only just beginning to reap the benefits of our large strategic investments across North America and Europe. To take advantage of the tremendous opportunity ahead, we are taking important steps to further optimize the business and drive greater efficiencies where needed to enhance our customer experience, strengthen our supplier partnerships, and further propel us down the path to profitability.”

Other Fourth Quarter Highlights

•	The number of active customers in our Direct Retail business reached 20.3 million as of December 31, 2019, an increase of 33.9% year over year

•	LTM net revenue per active customer was $448 as of December 31, 2019, an increase of 1.1% year over year

•	Orders per customer, measured as LTM orders divided by active customers, was 1.86 for the fourth quarter of 2019, compared to 1.85 for the fourth quarter of 2018

•	Repeat customers placed 68.6% of total orders in the fourth quarter of 2019, compared to 66.4% in the fourth quarter of 2018

•	Repeat customers placed 7.7 million orders in the fourth quarter of 2019, an increase of 31.3% year over year

•	Orders delivered in the fourth quarter of 2019 were 11.2 million, an increase of 27.1% year over year

•	Average order value was $226 for the fourth quarter of 2019, compared to $227 for the fourth quarter of 2018

•	In the fourth quarter of 2019, 54.8% of total orders delivered for our Direct Retail business were placed via a mobile device, compared to 51.8% in the fourth quarter of 2018
Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its fourth quarter and full year 2019 financial results today at 8 a.m. (ET). Investors and participants can access the call by dialing (833) 286-5803 in the U.S. and (647) 689-4448 internationally. The passcode for the conference line is 4048958. The call will also be available via live webcast at investor.wayfair.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.
About Wayfair
Wayfair believes everyone should live in a home they love. Through technology and innovation, Wayfair makes it possible for shoppers to quickly and easily find exactly what they want from a selection of more than 18 million items across home furnishings, décor, home improvement, housewares and more. Committed to delighting its customers every step of the way, Wayfair is reinventing the way people shop for their homes – from product discovery to final delivery.
The Wayfair family of sites includes:

•	Wayfair - Everything home for every budget.

•	Joss & Main - Stylish designs to discover daily.

•	AllModern - The best of modern, priced for real life.

•	Birch Lane - Classic home. Comfortable cost.

•	Perigold - The widest-ever selection of luxury home furnishings.
Wayfair generated $9.1 billion in net revenue for full year 2019. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, the company employs more than 16,900 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Jane Gelfand, 857-315-3270
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding the strength of our product offering, our strategic investments across North America and Europe, our future results of operations and financial position, our business strategy and our plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), Free Cash Flow, Non-GAAP Diluted Net Loss Per Share and Net Revenue Constant Currency Growth. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as loss before depreciation and amortization, equity-based compensation and related taxes, interest (expense), net, other (income) expense, net, provision for income taxes, net, non-recurring items, and other items not indicative of our ongoing operating performance. We have included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by our management and our board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. In the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free Cash Flow is a non-GAAP financial measure that is calculated as net cash provided by or used in operating activities less net cash used to purchase property and equipment and site and software development costs. We believe Free Cash Flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP Diluted Net Loss Per Share is a non-GAAP financial measure that is calculated as GAAP net loss plus equity-based compensation and related taxes, provision for income taxes, net, non-recurring items, and other items not indicative of our ongoing operating performance divided by weighted average shares. We believe that adding back equity-based compensation and related taxes, provision for income taxes, net, non-recurring items, and other items not indicative of our ongoing operating performance as adjustments to our GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
Net Revenue Constant Currency Growth is a non-GAAP financial measure that is calculated by translating the current period local currency net revenue by the currency exchange rates used to translate the financial statements in the comparable prior-year period. We believe Net Revenue Constant Currency Growth is an important indicator of our business performance, as it provides useful information to investors and others in understanding and evaluating trends in our operating results in the same manner as our management.

We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net loss. We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward looking GAAP net loss because forecasting the timing or amount of items that have not yet occurred and are out of the Company’s control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
The non-GAAP measures have limitations as analytical tools. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands)
Reconciliation of Adjusted EBITDA:
Net loss	$(330,222)	$(143,845)	$(984,584)	$(504,080)
Depreciation and amortization	58,247	36,116	192,419	123,542
Equity-based compensation and related taxes	67,015	41,341	240,978	136,415
Interest expense, net	20,592	10,291	54,514	28,560
Other expense (income), net	2,701	2,865	(2,881)	204
Provision for income taxes, net	1,508	1,084	3,010	2,037
Other (1)	—	(1,664)	—	(1,664)
Adjusted EBITDA	$(180,159)	$(53,812)	$(496,544)	$(214,986)

Net revenue	$2,533,490	$2,014,004	$9,127,057	$6,779,174
Adjusted EBITDA Margin	(7.1)%	(2.7)%	(5.4)%	(3.2)%
(1) In the three months ended December 31, 2018, we recorded $1.7 million of a one-time gain relating to a warehouse lease we vacated in July 2017. The gain was the difference in the expected future payments and the actual costs incurred to terminate the lease. The gain was recognized in selling, operations, technology, general and administrative in the Consolidated Statements of Operations.
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net loss to consolidated Adjusted EBITDA is presented in the preceding table:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands)
Segment Adjusted EBITDA:
U.S.	$(88,008)	$7,725	$(179,010)	$(19,049)
International	(92,151)	(61,537)	(317,534)	(195,937)
Adjusted EBITDA	$(180,159)	$(53,812)	$(496,544)	$(214,986)
A reconciliation of GAAP net loss to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate non-GAAP Diluted Net Loss Per Share, is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands, except per share data)
Net loss	$(330,222)	$(143,845)	$(984,584)	$(504,080)
Equity-based compensation and related taxes	67,015	41,341	240,978	136,415
Provision for income taxes, net	1,508	1,084	3,010	2,037
Non-GAAP net loss	$(261,699)	$(101,420)	$(740,596)	$(365,628)
Non-GAAP net loss per share, basic and diluted	$(2.80)	$(1.12)	$(8.03)	$(4.09)
Weighted average number of common stock outstanding used in computing per share amounts, basic and diluted	93,321	90,445	92,200	89,472

The following tables present net revenues attributable to our reportable segments for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands)
U.S. net revenue	$2,139,961	$1,726,897	$7,764,831	$5,813,070
International net revenue	393,529	287,107	1,362,226	966,104
Total net revenue	$2,533,490	$2,014,004	$9,127,057	$6,779,174
The following table presents a reconciliation of net cash used in or provided by operating activities to Free Cash Flow for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands)
Net cash (used in) provided by operating activities	$(36,295)	$42,530	$(196,818)	$84,861
Purchase of property and equipment	(87,774)	(48,701)	(271,742)	(159,205)
Site and software development costs	(34,441)	(16,981)	(129,138)	(62,750)
Free Cash Flow	$(158,510)	$(23,152)	$(597,698)	$(137,094)

Key Financial and Operating Metrics

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands, except LTM Revenue per Active Customer and Average Order Value)
Direct Retail Financial and Operating Metrics:
Direct Retail Net Revenue (1)	$2,525,654	$1,995,812	$9,088,274	$6,718,079
Active Customers	20,290	15,155	20,290	15,155
LTM Net Revenue Per Active Customer	$448	$443	$448	$443
Orders Delivered	11,195	8,806	37,641	28,084
Average Order Value	$226	$227	$241	$239
Non-GAAP Financial Measures:
Adjusted EBITDA	$(180,159)	$(53,812)	$(496,544)	$(214,986)
Free Cash Flow	$(158,510)	$(23,152)	$(597,698)	$(137,094)
(1) Direct Retail net revenue is calculated by taking consolidated net revenue and excluding U.S. net revenue derived from the websites operated by our retail partners and our media solutions business, which accounted for $7.8 million and $18.2 million of net revenue for the three months ended December 31, 2019 and 2018, respectively, and $38.8 million and $61.1 million of net revenue for the years ended December 31, 2019 and 2018.

Quarterly Financial Metrics
The following tables set forth selected financial quarterly metrics and other financial and operations data for the eight quarters ended December 31, 2019:

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(in thousands)
Segment Financial Metrics:
U.S. Net Revenue	$2,139,961	$1,966,654	$2,000,518	$1,657,698	$1,726,897	$1,473,245	$1,411,344	$1,201,584
U.S. Adjusted EBITDA	$(88,008)	$(62,878)	$(342)	$(27,782)	$7,725	$(26,036)	$7,200	$(7,938)
International Net Revenue	$393,529	$338,833	$342,733	$287,131	$287,107	$232,400	$243,912	$202,685
International Adjusted EBITDA	$(92,151)	$(81,306)	$(69,641)	$(74,436)	$(61,537)	$(50,369)	$(42,009)	$(42,022)
The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated:

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(in thousands)
Net loss	$(330,222)	$(272,035)	$(181,938)	$(200,389)	$(143,845)	$(151,726)	$(100,734)	$(107,775)
Depreciation and amortization (1)	58,247	50,250	44,339	39,583	36,116	32,544	28,920	25,962
Equity-based compensation and related taxes	67,015	65,275	56,855	51,833	41,341	36,317	31,610	27,147
Interest expense, net	20,592	14,432	10,252	9,238	10,291	7,066	5,796	5,407
Other expense (income), net	2,701	(2,182)	(322)	(3,078)	2,865	(1,054)	(666)	(941)
Provision for income taxes, net	1,508	76	831	595	1,084	448	265	240
Other (1)	—	—	—	—	(1,664)	—	—	—
Adjusted EBITDA	$(180,159)	$(144,184)	$(69,983)	$(102,218)	$(53,812)	$(76,405)	$(34,809)	$(49,960)
(1) In the three months ended December 31, 2018, we recorded $1.7 million of a one-time gain relating to a warehouse lease we vacated in July 2017. The gain was the difference in the expected future payments and the actual costs incurred to terminate the lease. The gain was recognized in selling, operations, technology, general and administrative in the Consolidated Statements of Operations.

WAYFAIR INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2019	2018
	(in thousands, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$582,753	$849,461
Short-term investments	404,252	114,278
Accounts receivable, net of allowance of $22,774 and $9,312 at December 31, 2019 and 2018, respectively	99,720	50,603
Inventories	61,692	46,164
Prepaid expenses and other current assets	228,721	195,430
Total current assets	1,377,138	1,255,936
Operating lease right-of-use assets	763,400	—
Property and equipment, net	624,544	606,977
Goodwill and intangible assets, net	18,809	2,585
Long-term investments	155,690	6,526
Other noncurrent assets	13,467	18,826
Total assets	$2,953,048	$1,890,850
Liabilities and Stockholders' Deficit:
Current liabilities
Accounts payable	$908,097	$650,174
Accrued expenses	298,918	212,997
Unearned revenue	167,641	148,057
Other current liabilities	236,863	127,995
Total current liabilities	1,611,519	1,139,223
Long-term debt	1,456,195	738,904
Operating lease liabilities	822,602	—
Lease financing obligations, net of current portion	—	183,056
Other liabilities	6,940	160,388
Total liabilities	3,897,256	2,221,571
Commitments and contingencies (Note 8)
Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at December 31, 2019 and 2018	—	—
Stockholders’ deficit:
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 66,642,611 and 62,329,701 shares issued and outstanding at December 31, 2019 and 2018, respectively	67	63
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 26,957,815 and 28,417,882 shares issued and outstanding at December 31, 2019 and 2018, respectively	27	28
Additional paid-in capital	1,122,548	753,657
Accumulated deficit	(2,065,423)	(1,082,689)
Accumulated other comprehensive (loss)	(1,427)	(1,780)
Total stockholders' deficit	(944,208)	(330,721)
Total liabilities and stockholders' deficit	$2,953,048	$1,890,850

WAYFAIR INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands, except per share data)
Net revenue	$2,533,490	$2,014,004	$9,127,057	$6,779,174
Cost of goods sold (1)	1,956,135	1,528,882	6,979,725	5,192,451
Gross profit	577,355	485,122	2,147,332	1,586,723
Operating expenses:
Customer service and merchant fees (1)	100,497	77,706	356,727	260,046
Advertising	310,859	232,374	1,095,840	774,189
Selling, operations, technology, general and administrative (1)	471,420	304,647	1,624,706	1,025,767
Total operating expenses	882,776	614,727	3,077,273	2,060,002
Loss from operations	(305,421)	(129,605)	(929,941)	(473,279)
Interest expense, net	(20,592)	(10,291)	(54,514)	(28,560)
Other (expense) income, net	(2,701)	(2,865)	2,881	(204)
Loss before income taxes	(328,714)	(142,761)	(981,574)	(502,043)
Provision for income taxes, net	1,508	1,084	3,010	2,037
Net loss	$(330,222)	$(143,845)	$(984,584)	$(504,080)
Net loss per share, basic and diluted	$(3.54)	$(1.59)	$(10.68)	$(5.63)
Weighted average number of common stock outstanding used in computing per share amounts, basic and diluted	93,321	90,445	92,200	89,472

(1) Includes equity-based compensation and related taxes as follows:

Cost of goods sold	$1,617	$798	$5,376	$2,727
Customer service and merchant fees	2,854	2,207	9,473	5,859
Selling, operations, technology, general and administrative	62,544	38,336	226,129	127,829
	$67,015	$41,341	$240,978	$136,415

WAYFAIR INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2019	2018
	(in thousands)
Cash flows from operating activities:
Net loss	$(984,584)	$(504,080)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	192,419	123,542
Equity-based compensation	227,451	127,564
Amortization of discount and issuance costs on convertible notes	62,111	22,585
Other non-cash adjustments	(1,691)	(56)
Changes in operating assets and liabilities:
Accounts receivable	(49,187)	(12,792)
Inventories	(15,631)	(18,319)
Prepaid expenses and other current assets	(32,590)	(65,195)
Accounts payable and accrued expenses	330,325	285,064
Unearned revenue and other liabilities	75,888	134,705
Other assets	(1,329)	(8,157)
Net cash (used in) provided by operating activities	(196,818)	84,861

Cash flows from investing activities:
Purchase of short- and long-term investments	(553,858)	(99,002)
Sale and maturities of short-term investments	115,468	61,068
Purchase of property and equipment	(271,742)	(159,205)
Site and software development costs	(129,138)	(62,750)
Other investing activities, net	(15,567)	(398)
Net cash used in investing activities	(854,837)	(260,287)

Cash flows from financing activities:
Proceeds from issuance of convertible notes, net of issuance costs	935,146	562,047
Premiums paid for capped call confirmations	(145,728)	(93,438)
Taxes paid related to net share settlement of equity awards	(2,236)	(1,284)
Deferred financing costs	(791)	—
Net proceeds from exercise of stock options	113	138
Net cash provided by financing activities	786,504	467,463
Effect of exchange rate changes on cash and cash equivalents	(1,557)	(1,536)
Net (decrease) increase in cash and cash equivalents	(266,708)	290,501
Cash and cash equivalents:
Beginning of year	849,461	558,960
End of year	$582,753	$849,461